Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Provides Operational Update

HOUSTON, TX / ACCESSWIRE / September 10, 2018 / Camber Energy, Inc. (NYSE American: CEI) (the “Company” or “Camber”), based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, provides an update on its workover activities.

Since closing the Panhandle acquisition in Hutchinson County, Texas, the Company has worked over thirty-one wells, which includes two salt water disposal wells and twenty-nine potential producers. Twenty-nine wells have been restored to production and are currently conducting flow-rate test.  Additionally, the Company has another nineteen wells to workover, funding permitting.

These activities are all consistent with the Company’s previously announced growth plans.

The Company is also evaluating additional opportunities close to its Panhandle assets.

The Company is also continuing to work towards closing its previously announced sale transaction with N& B Energy, LLC (“N&B”), which is anticipated to close within the next three weeks. As noted previously, if the transaction closes, N&B will assume all of Camber’s approximately $37 million of senior secured debt with International Bank of Commerce (“IBC”), or alternatively, if Camber transfers its assets to IBC, the Company will be granted a novation from the obligation to satisfy all of its debt owed to IBC. This will significantly improve the Company’s balance sheet with the satisfaction of debt and sale/transfer of substantially depreciated assets and improve cash flow with the elimination of monthly debt service obligations of approximately $450,000 related to those assets.

About Camber Energy, Inc.

Based in Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the Texas Panhandle. For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain the last $5 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or third party consents; risks associated with the closing of, and timing to close, the previously announced sale transaction; and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released September 10, 2018